UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2023

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None*

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PRET	*
Series B Preferred Shares, par value $0.01 per share	PRETL	*
Series C Preferred Shares, par value $0.01 per share	PRETM	*
Series D Preferred Shares, par value $0.01 per share	PRETN	*

*	Pennsylvania Real Estate Investment Trust’s securities began trading exclusively on the over-the-counter market on December 16, 2022 under the symbols, PRET, PRETL, PRETM, and PRETN.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2023, PR Cherry Hill STW LLC and Cherry Hill Center, LLC, both of which are subsidiaries of Pennsylvania Real Estate Investment Trust (the “Trust”) that own Cherry Hill Mall (the “Borrowers”), PREIT Associates, L.P., which is the guarantor under the Notes (as defined below) and New York Life Insurance Company and Teachers Insurance and Annuity Association of America, which are the lenders under the loans that are evidenced by the Notes (the “Lenders”), entered into a Loan Extension, Modification and Commitment to Restate Agreement (the “Extension, Modification and Commitment to Restate Agreement”) in connection to that certain (i) $150.0 million promissory note with New York Life Insurance Company dated August 15, 2012, and (ii) $150.0 million promissory note with Teachers Insurance and Annuity Association of America dated August 15, 2012 (each individually, a “Note” and together, the “Notes”). The Extension, Modification and Commitment to Restate Agreement extended the maturity date of the Notes to February 15, 2024. To satisfy the conditions precedent of the Extension, Modification and Commitment to Restate Agreement and effectuate the extension of the Maturity Date of the Notes, the Borrowers paid an extension fee to the Lenders calculated by multiplying 0.35% by the outstanding principal balance of each Note and paid certain expenses incurred by the Lenders in connection with the Extension, Modification and Commitment to Restate Agreement, among other terms and conditions. Additionally, the Borrowers are party to certain other agreements that were amended in accordance with the Extension, Modification and Commitment to Restate Agreement.

The Extension, Modification and Commitment to Restate Agreement also provided for a commitment to restate the loans that are evidenced by the Notes pursuant to an amendment and restatement of each Note, effective as of February 15, 2024, on the same terms as each existing Note, except as follows: (i) the maturity date will be the earlier of (a) February 15, 2025 and (b) the initial Failed Milestone Date, if any; (ii) the interest rate will be a rate that is the greater of (a) a fixed rate equivalent to 2.75% in excess of the then 2-Year US Treasury Rate and (b) 7.25% per annum; (iii) each Note will require a monthly payment of principal and interest based upon the new interest rate, an assumed principal balance of $114,453,252.00 and a continuation of the existing 30 year amortization schedule; and (iv) there will be successive extension options thereafter to February 15, 2026, August 15, 2026, February 15, 2027 and August 15, 2027, each extension subject to the terms and conditions set forth under the Extension, Modification and Commitment to Restate Agreement (the “Commitment”). The Lenders’ obligations under the Commitment are subject to (i) the payment by the Borrowers of an additional $7.5 million of the outstanding principal balance of each Note ($15.0 in the aggregate with respect to both Notes) and (ii) the Bankruptcy Court entering a final order approving a DIP Facility by February 12, 2024, among other terms and conditions.

All capitalized terms used in this Current Report on Form 8-K and not otherwise defined herein have the meanings ascribed to such terms in the Extension, Modification and Commitment to Restate Agreement. The description above is qualified in its entirety by reference to the full text of the Extension, Modification and Commitment to Restate Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Loan Extension, Modification and Commitment to Restate Agreement, dated as of December 14, 2023, by and among PR Cherry Hill STW LLC, Cherry Hill Center, LLC, PREIT Associates, L.P., New York Life Insurance Company and Teachers Insurance and Annuity Association of America.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: December 20, 2023	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel